BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170402350-24
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/20/2017 3:38 PM
	Entity Number E0276082009-3

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Star century Pandaho Corporation

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

250,000,000 authorized shares, par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

250,000,000 authorized shares, par value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1,574,179 common shares to be issued after the change in exchange for 78,708,924 common shares.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued. Shareholdersa who would otherwise be entitled to receive fractional shares will have the number of new shares rounded up to the nearest whole number of shares.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature] PRESIDENT

Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 1-5-15